EXHIBIT 10.94.14

                           GMAC COMMERCIAL FINANCE LLC
                           3000 Town Center, Suite 280
                              Southfield, MI 48075

                                                           May 9, 2003

TARRANT APPAREL GROUP
TAG MEX, INC.
FASHION RESOURCE (TCL), INC.
UNITED APPAREL VENTURES, LLC
3151 East Washington Boulevard
Los Angeles, CA 90023

                        Re: AMENDMENT TO CREDIT AGREEMENT

Gentlemen:

         Reference is made to the Revolving Credit, Factoring and Security Agreement, dated as of January 21, 2000, by and among Tarrant Apparel Group ("Tarrant"), Tag Mex, Inc. ("Tag"), Fashion Resource (TCL), Inc. ("Fashion"), United Apparel Ventures, LLC ("United", and together with Tarrant, Tag and Fashion, each, individually, a "Borrower" and collectively, the "Borrowers") and GMAC Commercial Finance LLC, as successor by merger with GMAC Commercial Credit LLC, as agent (as a lender and as successor in interest to Finova Capital Corporation and Sanwa Bank California, the "Agent" or "Factor"), and the Lenders from time to time parties thereto (as heretofore amended, and as the same now exists or may hereafter be amended, restated, renewed, replaced, substituted, supplemented, extended, or otherwise modified, the "Credit Agreement").

         Borrowers have requested that Agent make certain amendments to the Credit Agreement and Agent has agreed to do so, subject to the terms and provisions set forth herein, all as more particularly set forth below.

         1. DEFINITIONS. All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

         2. AMENDMENTS TO CREDIT AGREEMENT. Effective as of the date hereof, the Credit Agreement is hereby amended as follows:

                  (a) Subsection (a) of the definition of "Borrowing Base" as set forth in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "(a) up to ninety percent (90%) of the Factor Payments Due in respect of Factored Receivables for which Agent has assumed and retained the Credit Risk, LESS reserves established by Agent from time to time in its


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         sole and absolute  discretion (in addition to, and not in limitation of the reserves established by Agent pursuant to subsection (g) of this definition); PLUS"

                  (b) The first (1st) clause of the definition of "Eligible Receivables" as set forth in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  ""Eligible Receivables" shall mean each Receivable (other than Factored Receivables for which Factor has assumed and retained the Credit Risk and Factored Receivables which have at any time been charged back by Factor under Section 3.6 hereof) arising in the ordinary course of Borrowers' business, except that no Receivable shall be an Eligible Receivable if."

                  (c) The definition of "Factored Receivables" as set forth in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  ""Factored Receivables" means all Receivables of Borrowers that are acceptable to Factor in Factor's sole and absolute discretion."

                  (d) The definition of "Tangible Net Worth" as set forth in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  ""Tangible Net Worth" means the gross book value of Borrowers' assets (excluding any minority equity interest in any entity owned or controlled by any Borrower, goodwill, patents, trademarks, trade names, organization expense, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, deferred receivables, and other like intangibles, and monies due from Affiliates, officers, directors, employees, or shareholders of Borrower) LESS Total Liabilities, including, but not limited to, accrued and deferred income taxes, and any reserves against assets. For purposes of calculating Borrowers' Tangible Net Worth, the value of Borrowers' assets located in Mexico shall be calculated using the value of the Mexican Peso, determined for any fiscal quarter as of the applicable date of each consolidated and consolidating balance sheet submitted to Agent by Borrowers at the end of each fiscal quarter in accordance with Section 10.8 of the Credit Agreement."

                  (e) Section 3.2 of the Credit Agreement is hereby amended by addition the following sentence at the end thereof as follows:

                  "Notwithstanding anything to the contrary contained herein, Factor shall not be deemed to have assumed the Credit Risk on any Factored Receivable unless and until Factor has assumed the Credit Risk in writing in accordance with the terms and provisions of this Agreement."


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                  (f)      The  first  sentence  of  Section  3.3 of the  Credit
         Agreement is hereby amended and restated in its entirety as follows:

                  "The purchase price of Factored Receivables is the net face amount thereof, LESS Factor's commission; it being acknowledged that prior to the occurrence of an Event of Default, the commission on Factored Receivables for which Factor has not assumed the Credit Risk in writing in accordance with the terms and provisions of this Agreement shall be zero (0) basis points, PROVIDED, HOWEVER, THAT upon the occurrence of an Event of Default, the commission on Factored Receivables for which Factor has not assumed the Credit Risk in writing in accordance with the terms and provisions of this Agreement shall be not less than forty-five
                  (45) basis points."

                  (g) Section 7.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "7.5 FINANCIAL COVENANTS. Borrowers shall maintain on a consolidated basis:

                  (a) Commencing with the Borrowers' fiscal quarter ending June 30, 2003, and as at the last day of each fiscal quarter thereafter, maintain at all times a Tangible Net Worth in an amount not less than the minimum amounts set forth below in respect to the corresponding dates noted below:

                        DATE                               TANGIBLE NET WORTH
                        ----                               ------------------

                  June 30, 2003                               $75,000,000
                  September 30, 2003                          $75,000,000
                  December 31, 2003                           $80,000,000

                  (b) Commencing with the Borrowers' fiscal quarter ending June 30, 2003, and as at the last day of each fiscal quarter thereafter, maintain at all times a Fixed Charge Coverage in a ratio of not less than the minimum ratios set forth below in respect to the corresponding dates noted below:

                                                            MINIMUM FIXED
                        DATE                               CHARGE COVERAGE
                        ----                               ---------------

                  June 30, 2003                               0.7 to 1.0
                  September 30, 2003                          1.1 to 1.0
                  December 31, 2003                           1.1 to 1.0

                  (c)      [INTENTIONALLY OMITTED]


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                  (d)      Commencing with the Borrower's  fiscal quarter ending
                           June 30, 2003, and as at the last day of each fiscal quarter thereafter, maintain at all times a Total Leverage Ratio in a ratio of not greater than the maximum ratios set forth below in respect to the corresponding dates noted below:

                        DATE                               TOTAL LEVERAGE RATIO
                        ----                               --------------------

                  June 30, 2003                                 2.50 to 1.0
                  September 30, 2003                            2.25 to 1.0
                  December 31, 2003                             2.00 to 1.0"

                  (h) Section 8.6 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                  "8.6 Capital Expenditures. Contract for, purchase or make any expenditure for commitment for fixed or capital assets (including capitalized leases) in any fiscal quarter in an aggregate amount in excess of Eight Hundred Thousand ($800,000) Dollars."

         3. FINANCIAL COVENANTS. Each of the Borrowers hereby agrees to provide Agent with such financial information and reports so as to permit Agent and Borrowers to establish the financial covenants set forth in Section 7.5 and
Section 8.6 of the Credit Agreement for periods subsequent to December 31, 2003 on mutually agreeable terms on or before December 31, 2003. In the event that the financial covenants are not timely established on terms acceptable to Agent in its sole discretion on or prior to December 31, 2003, such failure shall be deemed to be an Event of Default under the Credit Agreement and the Other Documents.

         4. AMENDMENT FEE. In consideration of the amendments set forth herein, Borrowers acknowledge, confirm and agree that Agent may charge and Borrowers shall pay an amendment fee in the amount of Twenty-Five Thousand
($25,000) Dollars, which amendment fee shall be fully earned as of the date hereof, shall not be subject to refund, rebate or proration for any reason whatsoever, and may be charged by Agent to Borrowers as of the date hereof.

         5. PURCHASE OF FACTORED RECEIVABLES. Borrowers have requested that Agent commence the purchase of all Receivables of Borrowers. Effective as of the date hereof, Borrowers and Agent hereby acknowledge, confirm and agree that Agent shall commence the purchase of all existing and future Receivables of Borrowers, such that, within sixty (60) days of the date hereof, Agent shall have purchased from Borrowers and Borrowers shall have assigned to Agent all Receivables.

         6. CONDITIONS TO EFFECTIVENESS. The effectiveness of this amendment and the agreement of Agent to the modifications and amendments set forth in this amendment are subject to the fulfillment of the following conditions precedent:


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                  (a) Agent shall have  received all fees and other  amounts due and payable to Agent upon or prior to the effectiveness of this amendment;

                  (b) Each of the representations and warranties made by Borrowers in the Credit Agreement shall be true and correct in all material respects on and as of the date of this amendment; and

                  (c) No Event of Default shall have occurred and be continuing on the date of this amendment, or would exist after giving effect to the transactions contemplated under this amendment.

         7. RELEASE. Each of the Borrowers forever releases and discharges Agent, its affiliates, officers, directors, and employees, and its successors and assigns (collectively the "Released Parties") from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extent, executions, claims and demands whatsoever, in law, admiralty or equity, without defense, offset or counterclaim, which any of the Borrowers ever had or now or hereafter can, shall or may, have against any of the Released Parties for, upon, or by reason of any matter, cause or thing whatsoever solely arising under or in any way connected with the Credit Agreement, the Other Documents, this amendment, any other agreements, instruments, or documents contemplated or required under this amendment, or the transactions arising under or in connection therewith.

         8. NO OTHER MODIFICATIONS. Except as specifically set forth herein, no other amendments, changes or modifications to the Credit Agreement or the Other Documents are intended or implied, and, in all other respects, the Credit Agreement and the Other Documents shall continue to remain in full force and effect in accordance with their terms as of the date hereof. Except as specifically set forth herein, nothing contained herein shall evidence a waiver or amendment by the Agent of any other provision of the Credit Agreement or Other Documents nor shall anything contained herein be construed as a consent by the Agent to any transaction other than those specifically consented to herein.

         9. NO THIRD PARTY BENEFICIARIES. The terms and provisions of this amendment shall be for the benefit of the parties hereto and their respective successors and assigns; no other person, firm, entity or corporation shall have any right, benefit or interest under this amendment.

         10. COUNTERPARTS. This amendment may be signed in counterparts, each of which shall be an original and all of which taken together constitute one amendment. In making proof of this amendment, it shall not be necessary to produce or account for more than one counterpart signed by the party to be charged.

         11. MERGER. This amendment sets forth the entire agreement and understanding of the parties with respect to matters set forth herein. This amendment cannot be changed, modified, amended or terminated except in a writing executed by the party to be charged.


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         12.      GOVERNING LAW. This amendment  shall be governed and construed in accordance with the laws of the state of New York.


                                                     Very Truly Yours,

                                                     GMAC COMMERCIAL FINANCE LLC

                                                     By:   /S/ ILLEGIBLE
                                                         -----------------------

                                                     Title:  Vice President

ACKNOWLEDGED AND AGREED:

TARRANT APPAREL GROUP

By:  /S/ PATRICK CHOW
    --------------------------
         Patrick Chow
Title: Chief Financial Officer

TAG MEX, INC.

By:  /S/ PATRICK CHOW
    --------------------------
         Patrick Chow
Title: Chief Financial Officer

FASHION RESOURCE (TCL), INC.

By:  /S/ PATRICK CHOW
    --------------------------
         Patrick Chow
Title: Chief Financial Officer

UNITED APPAREL VENTURES, LLC

By:  /S/ PATRICK CHOW
    --------------------------
         Patrick Chow
Title: Manager